Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, par value $0.0001 per share of Groupon, Inc., beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Linmar Capital Fund, LP

Signature:	/s/ Joseph A. Cohen

Name/Title:	Joseph A. Cohen, President of Garnet Equity Capital Holdings, Inc.

Date:

AMS Investors, LLC

Signature:	/s/ Abraham Morris Shamah

Name/Title:	Abraham Morris Shamah, Managing Member

Date:

Garnet Equity Capital Holdings, Inc.

Signature:	/s/ Joseph A. Cohen

Name/Title:	Joseph A. Cohen, President

Date:

Joseph A. Cohen

Signature:	/s/ Joseph A. Cohen

Name/Title:	Joseph A. Cohen

Date:

Abraham Morris Shamah

Signature:	/s/ Abraham Morris Shamah

Name/Title:	Abraham Morris Shamah

Date: